Exhibit 99.1

Taboola Meets Guidance for Q4 and FY2022;  Guiding for Positive Free Cash Flow in 2023 and $100M+ in 2024 (partial Yahoo rollout)

-
2022 Revenues of $1,401.2M, Gross Profit of $464.3M, ex-TAC Gross Profit of $569.6M, Net Loss of $12.0M, and Adjusted EBITDA of $156.7M were all around mid-point of guidance while Non-GAAP Net Income of $91.4M exceeded our guidance.

-	Free Cash Flow in 2022 of $18.6M after paying publishers $15.3M in net prepayments** and $20.7M in cash interest payments.

-	2023 is assumed to be pre Yahoo rollout and 2024 will have partial Yahoo revenue contribution.

-
2023 guidance assumes an investment year to support Yahoo transition and growth initiatives - Revenues of $1,419M - $1,469M, Gross Profit of $416M - $436M, ex-TAC Gross Profit of $526M - $546M, Adjusted EBITDA of $60M  - $80M and Non-GAAP Net Income (loss) of ($10M) - $10M. Positive Free Cash Flow.

-	2024 guidance assumes investments will pay off: at least $200M Adjusted EBITDA, at least $100M Free Cash Flow.

New York, NY, February 24, 2023 -- Taboola (Nasdaq: TBLA), a global leader in powering recommendations for the open web, helping people discover things they may like, today announced its results for the quarter and year ended December 31, 2022.

“While 2022 was a challenging year for advertising spend, our financial performance was solid.  It was our second best year in adding new publisher partnerships – over 90% higher in new revenue per month than in previous years, including winning back some key publishers that previously left us. And of course, we signed a transformative 30-year partnership with Yahoo,” said Adam Singolda, CEO and Founder, Taboola.

“2023 will be a year of investment for us. It’s hard to accept declines this year; we will return to growth in the second half of 2023 and, while it’s very rare that management teams know what the future will look like, 2024 will be a step change in revenue with Yahoo ramping. In 2024, we expect to generate at least $200M in Adjusted EBITDA and $100M in Free Cash Flow, even though it will be a partial year of Yahoo. I’m also energized by the progress we are making on our top company priorities of performance advertising, eCommerce and header bidding - these will drive significant growth in 2024 and beyond. I believe in 2024, Taboola will become the largest open web advertising company in the world by revenue, with scale similar to Snap, Pinterest and Twitter” continued Singolda.

For more commentary on the quarter, please refer to Taboola’s Q4 2022 Shareholder Letter, which was furnished to the SEC and also posted on Taboola’s website today at https://investors.taboola.com.

In addition, we are excited to invite you to Taboola’s Yahoo Information Session, where we will provide additional information on our recently closed 30-year commercial relationship with Yahoo. The event will take place on Wednesday, March 1st at 10:00 a.m. EST at Taboola’s U.S. Headquarters in New York.  A webcast of the event, along with supporting materials, will be accessible live through the Investor Relations section of Taboola’s website at www.taboola.com/about/investors. As space for the event is limited, in-person attendance is by invitation only and advance registration is required. Current and prospective investors interested in attending are encouraged to contact Taboola Investor Relations at investors@taboola.com.

Fourth Quarter and Full Year 2022 Results Summary

(dollars in millions, except per share data)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021	% change Q4 YoY	% change FY22 YoY
	Unaudited
Revenues	$371.3	$407.7	$1,401.2	$1,378.5	(8.9%)	1.6%
Gross profit	$133.2	$143.6	$464.3	$441.1	(7.3%)	5.3%
Net income (loss)	$15.2	$0.6	$(12.0)	$(24.9)	NM	(52.0%)
EPS diluted (1)	$0.06	$0.00	$(0.05)	$(0.26)	NM	(81.8%)
Ratio of net income (loss) to gross profit	11.4%	0.4%	(2.6%)	(5.7%)	—	—
Cash flow provided by operating activities	$20.1	$23.0	$53.5	$63.5	(12.7%)	(15.8%)
Cash, cash equivalents and short-term investments	$262.8	$319.3	$262.8	$319.3	(17.7%)	(17.7%)

Non-GAAP Financial Data *
ex-TAC Gross Profit	$158.9	$169.2	$569.6	$518.9	(6.1%)	9.8%
Adjusted EBITDA	$63.5	$65.4	$156.7	$179.5	(2.9%)	(12.7%)
Non-GAAP Net Income (2)	$43.3	$33.8	$91.4	$113.6	27.9%	(19.5%)
IPO Pro forma Non-GAAP EPS diluted (3)	$0.164	$0.124	$0.352	$0.453	32.1%	(22.3%)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	40.0%	38.6%	27.5%	34.6%	—	—
Free Cash Flow	$13.6	$12.7	$18.6	$24.5	7.5%	(24.1%)

1 The weighted-average shares used in the computation of the diluted EPS for the three months ended December 31, 2022 and 2021 are 263,160,470 and 271,857,016, respectively, and for the year ended December 31, 2022 and 2021 are 254,284,781 and 142,883,475, respectively.

2 Three months and year ended December 31, 2021 have been adjusted to include the impact of foreign currency exchange rates to be consistent with current period presentation.

3 See Appendix for a description and calculation of IPO Pro forma Non-GAAP EPS basic and diluted.

Fourth Quarter and Full Year 2022 Financial Highlights

Q4 and FY 2022 results were around mid-point of guidance across all financial measures except Non-GAAP Net Income which exceeded our guidance.

(dollars in millions)	Q4 2022 Actuals	Q4 2022 Guidance	FY 2022 Actuals	FY 2022 Guidance
Revenues	$371.3	$358 - $374	$1,401.2	$1,388 - $1,404
Gross profit	$133.2	$127 - $139	$464.3	$458 - $470
ex-TAC Gross Profit*	$158.9	$153- $165	$569.6	$564 - $576
Adjusted EBITDA*	$63.5	$59 - $67	$156.7	$152 - $160
Non-GAAP Net Income*	$43.3	$35 - $43	$91.4	$83 - $91

Business Highlights for 2022

○	In Q4 ‘22 versus the prior year, new digital property partners[1] increased by $34.6 million of Revenues and existing digital property partners[2] decreased by $71.0 million of Revenues.

○	New publisher partnerships revenue added per month was over 90% higher in 2022 than the average of 2020 and 2021 and the second highest rate on record.

○
New publisher partners signed included competitive wins such as Slate, Buzzfeed Japan, HuffPo Japan, Prisa, Grupo Godó, Network18, United Internet Media, Dumont and Kodansha as well as publisher partners that had previously left us, such as Slate, Kicker (Germany) and Ouest (France).

○	Signed key renewals with partners including CBSi, Tegna, Fox Sports, Grupo RBS, Der Standard, Milenio Diario and Telemundo.

○	Announced our transformative 30-year partnership with Yahoo.

○	Announced momentum for Taboola Header Bidding, now used by over 50 publishers around the world, including McClatchy, Ströer and iMedia.

1 New digital property partners within the first 12 months that were live on our network.

2 Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by them when they are first on-boarded).

First Quarter and Full Year 2023 Guidance

For the First Quarter and Full Year 2023, the Company currently expects:

(dollars in millions)	Q1 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$299 - $325	$1,419 - $1,469
Gross profit	$76 - $88	$416 - $436
ex-TAC Gross Profit*	$103 - $115	$526 - $546
Adjusted EBITDA*	($6) - $6	$60 - $80
Non-GAAP Net Income (loss)*	($23) - ($11)	($10) - $10

Our outlook assumes that the macro economy continues to be challenged but does not meaningfully deteriorate and that, as a result, the current softness in the online advertising market continues but does not worsen. In addition, we assume a substantial ramp in investment related to our Yahoo partnership agreement but, to be conservative, do not factor in the associated revenue. It also assumes continued investment in our key company priorities of performance advertising, eCommerce and Header Bidding. Finally, when looking at Q1 2023 growth rates, a year on year comparison is distorted due to an unusually strong first half of 2022 and a weaker second half of 2022, which negatively impacted our run rate coming into 2023.

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast Details

Taboola’s senior management team will discuss the Company’s earnings on a call that will take place on February 24, 2023, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register https://register.vevent.com/register/BI2d9c0edd185d48d1940ab1823ab1abbd and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on February 23, 2024.

*About Non-GAAP Financial Information

This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (loss), Non-GAAP EPS basic and diluted and IPO Pro forma Non-GAAP EPS basic and diluted, which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, earnings per share, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

**About Cash Investment in Publisher Prepayments (Net)

We calculate cash investment in publisher prepayments (net) for a specific measurement period as the gross amount of cash publisher prepayments we made in that measurement period minus the amortization of publisher prepayments that were included in traffic acquisition cost during that measurement period, which were the result of cash publisher prepayments made in that measurement period and previous periods.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the ability to recognize the anticipated benefits of the Connexity acquisition and the business combination between the Company and ION Acquisition Corp. 1 Ltd. (together, the “Business Combinations”), which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; the Company’s ability to successfully integrate the Connexity acquisition; costs related to the Business Combinations; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule or at all; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 to the levels assumed in this press release or at all; the ability to become the largest open web advertising company in the world by revenue; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; the impact of the ongoing COVID-19 pandemic and other potential public health emergencies; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; and risks related to the fact that we are incorporated in Israel and governed by Israeli law; and other risks and uncertainties set forth in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 under Item 3.D. “Information About the Company - Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola powers recommendations for the open web, helping people discover things they may like.

The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.

Approximately 18,000 advertisers use Taboola to reach over 500 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions each month. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.

Learn more at www.taboola.com and follow @taboola on Twitter.

Investor Contact:	Press Contact:

Rick Hoss	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	December 31,	December 31,
	2022	2021

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$165,893	$319,319
Short-term investments	96,914	—
Restricted deposits	750	1,000
Trade receivables (net of allowance for credit losses of $6,748 and $3,895 as of December 31, 2022 and 2021, respectively)	256,708	245,235
Prepaid expenses and other current assets	73,643	63,394
Total current assets	593,908	628,948

NON-CURRENT ASSETS
Long-term prepaid expenses	42,945	32,926
Restricted deposits	4,059	3,897
Deferred tax assets, net	3,821	1,876
Operating lease right of use assets	66,846	65,105
Property and equipment, net	73,019	63,259
Intangible assets, net	189,156	250,923
Goodwill	555,869	550,380
Total non-current assets	935,715	968,366
Total assets	$1,529,623	$1,597,314

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	December 31,	December 31,
	2022	2021

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade payables	$247,504	$259,941
Short-term operating lease liabilities	14,753	12,958
Accrued expenses and other current liabilities	102,965	124,662
Current maturities of long-term loan	3,000	3,000
Total current liabilities	368,222	400,561

LONG-TERM LIABILITIES
Long-term loan, net of current maturities	223,049	285,402
Long-term operating lease liabilities	57,928	61,526
Warrants liability	6,756	31,227
Other long-term and deferred tax liabilities, net	39,133	51,027
Total long-term liabilities	326,866	429,182
SHAREHOLDERS’ EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of December 31, 2022 and 2021; 254,133,863 and 234,031,749 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	—	—
Additional paid-in capital	903,789	824,016
Accumulated other comprehensive loss	(834)	—
Accumulated deficit	(68,420)	(56,445)
Total shareholders’ equity	834,535	767,571
Total liabilities and shareholders’ equity	$1,529,623	$1,597,314

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

U.S. dollars in thousands, except share and per share data

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	Unaudited
Revenues	$371,267	$407,668	$1,401,150	$1,378,458
Cost of revenues:
Traffic acquisition cost	212,399	238,458	831,508	859,595
Other cost of revenues	25,694	25,568	105,389	77,792
Total cost of revenues	238,093	264,026	936,897	937,387
Gross profit	133,174	143,642	464,253	441,071
Operating expenses:
Research and development	28,548	34,044	129,276	117,933
Sales and marketing	55,814	59,127	246,803	206,089
General and administrative	23,777	31,826	101,839	130,314
Total operating expenses	108,139	124,997	477,918	454,336
Operating income (loss)	25,035	18,645	(13,665)	(13,265)
Finance income (expenses), net	(3,176)	(1,783)	9,213	11,293
Income (loss) before income taxes	21,859	16,862	(4,452)	(1,972)
Income tax expenses	(6,675)	(16,277)	(7,523)	(22,976)
Net income (loss)	$15,184	$585	$(11,975)	$(24,948)
Less: Undistributed earnings allocated to participating securities	—	—	—	(11,944)
Net income (loss) attributable to Ordinary shares – basic and diluted	15,184	585	(11,975)	(36,892)
Net income (loss) per share attributable to Ordinary shareholders, basic	$0.06	$0.00	$(0.05)	$(0.26)
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary shareholders, basic	261,922,644	243,850,858	254,284,781	142,883,475
Net income (loss) per share attributable to Ordinary shareholders, diluted	$0.06	$0.00	$(0.05)	$(0.26)
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary shareholders, diluted	263,160,470	271,857,016	254,284,781	142,883,475

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	Unaudited
Net income (loss)	$15,184	$585	$(11,975)	$(24,948)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale marketable securities	183	—	(521)	—
Unrealized gains (losses) on derivative instruments, net	1,707	—	(313)	—
Other comprehensive income (loss)	1,890	—	(834)	—
Comprehensive income (loss)	$17,074	$585	$(12,809)	$(24,948)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	Unaudited
Cost of revenues	$865	$794	$3,092	$1,891
Research and development	5,545	8,738	26,433	29,022
Sales and marketing	4,264	4,518	22,615	44,834
General and administrative	5,276	9,473	22,781	52,210
Total share-based compensation expenses	$15,950	$23,523	$74,921	$127,957

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	Unaudited
Cost of revenues	$8,160	$8,590	$33,349	$27,417
Research and development	474	704	2,468	3,574
Sales and marketing	13,240	13,709	54,157	21,267
General and administrative	636	58	1,247	853
Total depreciation and amortization expense	$22,510	$23,061	$91,221	$53,111

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	Unaudited
Cash flows from operating activities
Net income (loss)	$15,184	$585	$(11,975)	$(24,948)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	22,510	23,061	91,221	53,111
Share-based compensation expenses	15,950	23,523	74,921	127,957
Net loss (gain) from financing expenses	(3,257)	(463)	4,476	(2,320)
Revaluation of the Warrants liability	2,517	(5,565)	(24,471)	(22,656)
Amortization of loan issuance costs and credit facility issuance costs	1,003	283	2,009	402
Amortization of premium and accretion of discount on short-term investments, net	(357)	—	(679)	—
Change in operating assets and liabilities:
Increase in trade receivables, net	(71,914)	(54,657)	(11,242)	(40,113)
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	3,136	(26,544)	(10,785)	(64,923)
Increase (decrease) in trade payables	37,834	52,663	(16,825)	23,862
Increase (decrease) in accrued expenses and other current liabilities and other long-term liabilities	3,584	14,026	(21,932)	16,182
Decrease in deferred taxes, net	(7,653)	(4,297)	(17,329)	(1,581)
Change in operating lease right of use assets	3,992	3,651	15,528	14,529
Change in operating lease liabilities	(2,471)	(3,298)	(19,433)	(15,981)
Net cash provided by operating activities	20,058	22,968	53,484	63,521
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(6,438)	(10,296)	(34,914)	(39,070)
Cash paid in connection with acquisitions, net of cash acquired	—	(171)	(7,981)	(583,457)
Proceeds from (investments in) restricted deposits	(7)	(258)	91	2,067
Investments in (purchase of) short-term investments	1	—	(126,381)	—
Proceeds from sales and maturities of short-term investments	23,464	—	29,624	—
Net cash provided by (used in) investing activities	17,020	(10,725)	(139,561)	(620,460)
Cash flows from financing activities
Exercise of options and vested RSUs	920	2,539	8,387	10,018
Issuance of Ordinary shares, net of offering costs	—	(792)	—	285,378
Payment of tax withholding for share-based compensation expenses	(1,641)	(6,152)	(5,751)	(6,152)
Proceeds from long-term loan, net of debt issuance costs	—	—	—	288,750
Repayment of long-term loan	(62,014)	(750)	(64,264)	(750)
Costs associated with entering into a revolving credit facility	(184)	—	(1,245)	—
Issuance of Warrants	—	—	—	53,883
Net cash provided by (used in) financing activities	(62,919)	(5,155)	(62,873)	631,127
Exchange rate differences on balances of cash and cash equivalents	3,257	463	(4,476)	2,320
Increase (decrease) in cash and cash equivalents	(22,584)	7,551	(153,426)	76,508
Cash and cash equivalents - at the beginning of the period	188,477	311,768	319,319	242,811
Cash and cash equivalents - at end of the period	$165,893	$319,319	$165,893	$319,319

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$6,199	$1,997	$28,798	$15,475
Interest	$5,618	$—	$20,712	$1,125
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$1,657	$1,120	$1,657	$1,120
Share-based compensation included in capitalized internal-use software	$472	$382	$1,932	$783
Creation of operating lease right-of-use assets	$5,621	$6,902	$17,269	$4,520
Fair value of Ordinary shares issued as consideration of the acquisition	$—	$—	$—	$157,689

APPENDIX A: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 AND FULL YEARS ENDED DECEMBER 31, 2022 AND 2021 (Unaudited)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Revenues	$371,267	$407,668	$1,401,150	$1,378,458
Traffic acquisition cost	212,399	238,458	831,508	859,595
Other cost of revenues	25,694	25,568	105,389	77,792
Gross profit	$133,174	$143,642	$464,253	$441,071
Add back: Other cost of revenues	25,694	25,568	105,389	77,792
ex-TAC Gross Profit	$158,868	$169,210	$569,642	$518,863

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Net income (loss)	$15,184	$585	$(11,975)	$(24,948)
Adjusted to exclude the following:
Finance (income) expenses, net	3,176	1,783	(9,213)	(11,293)
Income tax expenses	6,675	16,277	7,523	22,976
Depreciation and amortization	22,510	23,061	91,221	53,111
Share-based compensation expenses (1)	13,214	20,641	63,830	124,235
Restructuring expenses (2)	—	—	3,383	—
Holdback compensation expenses (3)	2,736	2,882	11,091	3,722
M&A costs	—	154	816	11,661
Adjusted EBITDA	$63,495	$65,383	$156,676	$179,464

1 For  the year ended December 31, 2021,  a substantial majority is share-based compensation expenses related to going public.
2 Costs associated with the Company’s cost restructuring program implemented in September 2022.
3 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.

We calculate Ratio of net income (loss) to gross profit as net income (loss) divided by gross profit. We calculate the Ratio of Adjusted EBITDA to ex-TAC Gross Profit, a non-GAAP measure, as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of net income (loss) to gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Gross profit	$133,174	$143,642	$464,253	$441,071
Net income (loss)	$15,184	$585	$(11,975)	$(24,948)
Ratio of net income (loss) to gross profit	11.4%	0.4%	(2.6%)	(5.7%)

ex-TAC Gross Profit	$158,868	$169,210	$569,642	$518,863
Adjusted EBITDA	$63,495	$65,383	$156,676	$179,464
Ratio of Adjusted EBITDA margin to ex-TAC Gross Profit	40.0%	38.6%	27.5%	34.6%

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income*.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Net income (loss)	$15,184	$585	$(11,975)	$(24,948)
Amortization of acquired intangibles	15,966	15,821	63,557	23,007
Share-based compensation expenses (1)	13,214	20,641	63,830	124,235
Restructuring expenses (2)	—	—	3,383	—
Holdback compensation expenses (3)	2,736	2,882	11,091	3,722
M&A costs	—	154	816	11,661
Revaluation of Warrants	2,517	(5,565)	(24,471)	(22,656)
Foreign currency exchange rate (4)	(4,430)	1,106	(1,377)	4,625
Income tax effects	(1,909)	(1,778)	(13,472)	(6,060)
Non-GAAP Net Income	$43,278	$33,846	$91,382	$113,586

Non-GAAP EPS basic	$0.17	$0.14	$0.36	$0.79
Non-GAAP EPS diluted	$0.16	$0.12	$0.35	$0.68

* Three months and year ended December 31, 2021 have been adjusted to include the impact of foreign currency exchange rates to be consistent with current period presentation.

1 For the year ended December 31, 2021, a substantial majority is share-based compensation expenses related to going public.
2 Costs associated with the Company’s cost restructuring program implemented in September 2022.
3 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
4 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of the number of shares used to calculate GAAP EPS to IPO Pro forma Non-GAAP EPS basic and diluted.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

GAAP weighted-average shares used to compute net income (loss) per share, basic	261,922,644	243,850,858	254,284,781	142,883,475
Add: Non-GAAP adjustment for Ordinary shares issued in connection with going public	—	—	—	84,769,190
IPO Pro forma Non-GAAP weighted-average shares used to compute net income per share, basic	261,922,644	243,850,858	254,284,781	227,652,665

GAAP weighted-average shares used to compute net income (loss) per share, diluted	263,160,470	271,857,016	254,284,781	142,883,475
Add: Non-GAAP adjustment for Ordinary shares issued in connection with going public	—	—	—	84,769,190
Add: Dilutive Ordinary share equivalents	—	—	5,519,155	23,155,427
IPO Pro forma Non-GAAP weighted-average shares used to compute net income per share, diluted	263,160,470	271,857,016	259,803,936	250,808,092

IPO Pro forma Non-GAAP EPS, basic (1)	$0.165	$0.139	$0.359	$0.499
IPO Pro forma Non-GAAP EPS, diluted (1)	$0.164	$0.124	$0.352	$0.453

1 IPO Pro Forma Non-GAAP EPS basic and diluted is presented only for the year ended December 31, 2021 assuming Taboola went public and consummated the related transactions in each case as of January 1, 2021. Therefore the Non-GAAP net income does not include any adjustments of undistributed earnings previously allocated to participating securities, assuming these securities converted to Ordinary shares in each case as of January 1, 2021.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Net cash provided by operating activities	$20,058	$22,968	$53,484	$63,521
Purchases of property and equipment, including capitalized internal-use software	(6,438)	(10,296)	(34,914)	(39,070)
Free Cash Flow	$13,620	$12,672	$18,570	$24,451

APPENDIX A: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2023 AND FULL YEAR 2023 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross profit guidance.

	Q1 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$299 - $325	$1,419 - $1,469
Traffic acquisition cost	($196 - $210)	($893 - $923)
Other cost of revenues	($26 - $28)	($107 - $113)
Gross profit	$76 - $88	$416 - $436
Add back: Other cost of revenues	$26 - $28	$107 - $113
ex-TAC Gross Profit	$103 - $115	$526 - $546

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.